UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) March 22, 2017

REACTIVE MEDICAL INC.
(Exact name of registrant as specified in its charter)

Nevada	333-199213	33-1220924
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

29 Fitzwilliam Street Upper, Dublin 2 Ireland
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code +353 (1) 443 3527

N/A
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into a Material Definitive Agreement

Consultancy Agreement

Effective March 22, 2017, Reactive Medical, Inc. (the “Company”) entered into a Consultancy Agreement with Dr. Saoirse O'Sullivan, PhD (the “Consultancy Agreement”). Pursuant to the terms of the Agreement, Dr. O'Sullivan will provide the Company with consulting services in connection with the development of technology and intellectual property for developing a leading position for plant and synthetic derived cannabinoid therapeutics for human clinical trials. Dr. O'Sullivan will provide the Company with consulting services and be compensated on a work order basis, the first work order to begin effective March 22, 2017, for which he will be compensated £1,600 per calendar month, for a commitment of one (1) day of consultancy time per week, and additional fees of £200 per on-half (1/2) day worked above and beyond the base commitment of one (1) consultancy day per week, the additional days not to exceed six(6) days per calendar month.

The foregoing description of the Consultancy Agreement contained herein does not purport to be complete and is qualified in its entirety by reference to the full text of the Consultancy Agreement filed as Exhibit 10.1 hereto and is incorporated herein by reference.

Employment Agreement

On April 3, 2017, the Company entered into an employment agreement with Gregory D. Gorgas (the “Employment Agreement”), pursuant to which Mr. Gorgas will serve as the Company’s President & Chief Executive Officer. Pursuant to the terms of the Employment Agreement, beginning on the date (the “Funding Date”) on which the Company’s attains funding, either in the form of debt or equity, either in one or more transactions, in excess of $5,000,000, Mr. Gorgas will receive an annual base salary of $250,000 (the “Base Salary”), payable periodic installments of no less than twice monthly and shall be reviewed by the Company’s Board of Directors or its Compensation Committee (the “Compensation Committee”). Beginning in the fiscal year following the Funding Date, Mr. Gorgas will be eligible to receive an annual bonus, as approved by the Compensation Committee, based on achievement of the Company’s performance goals; the initial target bonus has been set at 50% of Mr. Gorgas’ Base Salary, but may be higher or lower as determined by the Compensation Committee and is to be paid within two and half months after the end of the applicable fiscal year.

The Employment Agreement provides that Mr. Gorgas’ employment is at-will and, unless otherwise provided for, the Employment Agreement may be terminated by either Mr. Gorgas or the Company by providing the other party at least 30 days’ notice. If the Employment Agreement is terminated for Cause or Without Good Reason, each as defined in the Employment Agreement, Mr. Gorgas would be eligible to receive: (i) accrued but unpaid Base Salary; (ii) accrued but unused vacation; (iii) reimbursement for any unreimbursed business expenses; and (iv) any employee benefits he may have been entitled to prior to termination of the Employment Agreement (collectively, the “Accrued Amounts”). If the Employment Agreement is terminated Without Cause or for Good Reason, Mr. Gorgas shall be eligible to receive the Accrued Amounts and, subject to his execution of a release of claims in favor of the Company, he will also be eligible to receive additional compensation as set forth in Section 5.3 of the Employment Agreement.

The foregoing description of the Employment Agreement contained herein does not purport to be complete and is qualified in its entirety by reference to the full text of the Employment Agreement filed as Exhibit 10.2 hereto and is incorporated herein by reference.

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Securities Purchase Agreement

In connection with the appointment of Mr. Gorgas as the Company’s President & CEO, on April 3, 2017, the Company entered into a Securities Purchase Agreement (the “Securities Purchase Agreement”) with Mr. Gorgas pursuant to which the Company sold to Mr. Gorgas 1,760,000 shares of the Company’s common stock (the “Shares”) for an aggregate purchase price of $1,760 (the “Purchase Price”), or $0.001 per share. Pursuant to the terms of the Securities Purchase Agreement, if Mr. Gorgas’ employment is terminated prior to the one year anniversary of the Employment Agreement, he will be required to sell back to the Company all of the Shares in return for the Purchase Price; if Mr. Gorgas’ employment is terminated after the one year anniversary of the Employment Agreement and prior to the two year anniversary, he will be required to sell back to the Company 75% of the Shares for 75% of the Purchase Price; if Mr. Gorgas’ employment is terminated after the two year anniversary of the Employment Agreement and prior to the three year anniversary, he will be required to sell back to the Company 50% of the Shares for 50% of the Purchase Price; if Mr. Gorgas’ employment is terminated after the three year anniversary of the Employment Agreement and prior to the four year anniversary, he will be required to sell back to the Company 25% of the Shares for 25% of the Purchase Price and after the four year anniversary of the Employment Agreement Mr. Gorgas will not be required to sell back any of the Shares.

The Company intends to use the proceeds from the sale of the Shares for general working purposes. The Shares have not been registered under the Securities Act of 1933, as amended (the “Securities Act”) and may not be offered or sold absent registration or an applicable exemption from registration.

The foregoing description of the Securities Purchase Agreement contained herein does not purport to be complete and is qualified in its entirety by reference to the full text of the Securities Purchase Agreement filed as Exhibit 10.3 hereto and is incorporated herein by reference.

Item 3.02	Unregistered Sales of Equity Securities

The information disclosed in “Item 1.01 - Securities Purchase Agreement” is incorporated by reference into this Item 3.02.

The sale of the Shares described in this Current Report on Form 8-K has been conducted in reliance from exemptions from the registration requirements afforded by, among others, Section 4(a)(2) of the Securities Act and Rule 506 of Regulation D promulgated thereunder as a transaction by an issuer not involving a public offering.

Item 5.02	Departure of Directors or Certain Officers: Election of Directors; Appointment of Certain Officers; Compensatory Agreements of Certain Officers

On April 3, 2017, Mr. Peter O'Brien resigned his positions as President, Chief Executive Officer, Chief Financial Officer, Secretary and Treasurer and was appointed Senior Vice President - European Operations. Mr. O’Brien’s resignation was not a result of any disagreement between the Company and Mr. O’Brien.

On April 3, 2017 the Company’s board of directors (the “Board”) increased the size of the Board to two (2) members and appointed Gregory Gorgas as a member of the Board and as Company’s the President, Chief Executive Officer, Chief Financial Officer, Secretary and Treasurer.

Gregory Gorgas, Age 54 – President, Chief Executive Officer, Chief Financial Officer, Secretary, Treasurer and Director

Prior to joining the Company, Mr. Gorgas was Senior Vice President, Commercial and Corporate Officer at Mast Therapeutics (NYSE: MSTX) from July 2011 to January 2017 with commercial leadership accountability and business development responsibilities for the hematology, oncology and cardiovascular development programs. In addition, he performed a key role in helping the company raise over $50M in new capital.

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From November 2009 to July 2011, Mr. Gorgas was Managing Director at Theragence, Inc., a privately-held company he co-founded, that applies proprietary computational intelligence to mine and analyze clinical data.

From November 2008 to July 2011, Mr. Gorgas also served as an independent consultant, providing commercial and business development consulting services to pharmaceutical, biotechnology and medical device companies.

From 1997 to October 2008, Mr. Gorgas held several positions with Biogen Idec Inc. (NASDAQ: BIIB), most recently, from March 2006 to October 2008, as Senior Director, Global and U.S. Marketing with responsibility for the strategic vision and operational commercialization of the company’s worldwide cancer business. In this role, he hired and led the team in marketing, operations, project management, and business development in Europe and the US. Before such time, he had increasing responsibilities in marketing, sales, commercial operations, and project team and alliance management.

Mr. Gorgas currently serves as director at Theragence and on the advisory board at Klotho Therapeutics. He holds an M.B.A. from the University of Phoenix and a B.A. in economics from California State University, Northridge.

The Company believes that Mr. Gorgas' professional background and experience in the biotechnology industry and assisting companies in financing efforts give him the qualifications and skills necessary to serve as the Company’s President, Chief Executive Officer, Chief Financial Officer, Secretary, Treasurer and a member of the Board.

There are no family relationships between our new officers and/or directors. There have been no transactions between our company and Mr. Gorgas since the Company’s last fiscal year which would be required to be reported herein.

Our Board now consists of Gregory Gorgas and Peter O'Brien.

The information disclosed in “Item 1.01 - Employment Agreement” and “Item 1.01 - Securities Purchase Agreement” are incorporated by reference into this Item 5.02.

Item 9.01	Financial Statement and Exhibits

(d) Exhibits

Exhibit No.	Description

10.1	Consultancy Agreement between Reactive Medical, Inc. and Dr. Saoirse O'Sullivan, PhD dated March 22, 2017.

10.2	Employment Agreement between Reactive Medical, Inc. and Gregory D. Gorgas dated April 3, 2017.

10.3	Securities Purchase Agreement between Reactive Medical, Inc. and Gregory D. Gorgas dated April 3, 2017.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

REACTIVE MEDICAL INC.

/s/ Gregory Gorgas
Gregory Gorgas
President & CEO

Date April 7, 2017

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